                                                                   Exhibit 10.10

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                    Purchase and License Agreement Between
                           Convergent Networks, Inc.
                                      And
                                  Global NAPs


This agreement (the "Agreement") is effective May 1, 2000 between Convergent Networks, Inc. ("Convergent"), a Delaware corporation having its principal place of business at 900 Chelmsford Street, Tower 3, Lowell, MA 01851, and Global NAPs ("Global") a Delaware corporation having a principal place of business at 10 Merrymount Road, Quincy, MA 02169.

Convergent sells and licenses various hardware and software products (individually, "Hardware Products" and "Software Products" and collectively the "Products") and provides Installation, Training, Hardware Service, Software Maintenance and Professional Services (collectively "Support Services").

Convergent and Global are committed to a long-term, strategic partnership. As part of this partnership, Convergent will make available its technical personnel and technologies in order to provide Global with leading-edge products. Global will provide Convergent access to Global's technical personnel, network facilities and customers for the purpose of testing and evaluation of new technologies and features.
 .
Global, its parent, subsidiaries, affiliates, or assignee which is substantially owned by Frank T. Gangi (hereinafter referred to collectively as "Customer"), desires to purchase and license Products from Convergent during the term of this Agreement for its internal use only. Therefore, in consideration of their mutual obligations contained in this Agreement, the parties agree as follows:

1. TERM AND COMMITMENT

This Agreement shall become effective as of the date written above and shall continue for a period of three years, after which it shall renew automatically for successive 12 month additional terms, unless otherwise terminated pursuant to the terms hereof. Global agrees to purchase all of its next generation broadband media gateways and related switches, softswitches and its service creation environment exclusively from Convergent for the Term of this Agreement and any renewals thereof.

2. PURCHASE

  2.1 Terms and Conditions. During the term of this Agreement, and upon the terms and conditions set forth herein, Convergent shall sell to the Customer, and the Customer may from time to time purchase from Convergent, Products and Support Services at prices listed in Convergent's then-current price list (the "US Price List") applicable to each such Product or Support Services, as amended from time to time, less any applicable discounts.

  2.2 PURCHASE ORDERS. Shipments of the Products fulfillment of Support Services shall be made only against written purchase orders issued by Customer, a sample of which is included as Exhibit A. At a minimum, each purchase order shall specify the following items:

  A.) PRODUCT LIST. A complete list of the Products and Support Services covered by the purchase order, specifying the quantity, product code and description of each;

  B.) PRICE. The price of each Product and Support Service as set forth on the attached US Price List and subject to the terms of Section 6, below, and any additional discounts, charges and costs;

  C.) ADDRESSES. The billing address and destination to which the Products will be delivered or location where Support Services will be performed;

  D.) DELIVERY DATE. The delivery date requested by the Customer;

  E.) SIGNATURE. The signature of a Customer employee or agent who possesses the authority to place such an order.

  F.) CUSTOMER ORDER NUMBER. The Customer order number must be included to ensure proper billing.

  Convergent shall not be obligated to accept any order in which the Customer fails to include the items in a.) through f.) above.

  2.3 ORDER ACKNOWLEDGEMENT. Convergent shall acknowledge Customer's purchase orders in writing within five business days after receipt. Convergent's acknowledgment shall note any exceptions regarding matters such as the items ordered, configuration, and Product or Support Services pricing. Convergent shall also confirm the requested delivery date or offer an alternative delivery date. In no event shall any order be binding on Convergent until the Customer's order and Convergent's acknowledgment are in agreement as to the items ordered, configuration, pricing, delivery dates, and all other material terms.

  2.4 WRITTEN COMMUNICATION. No purchase order, acknowledgment form, or other ordering document or communication from either party shall vary the terms and conditions on this Agreement unless both parties expressly agree in writing. In the event of any conflict between the terms and conditions of this Agreement and those of any purchase order acknowledgment form or other ordering document or communication, the terms and conditions of this Agreement shall prevail.

3. DELIVERY

  3.1 Shipping Practice. All deliveries of the Products purchased pursuant to this Agreement will be made FOB Convergent's facility. All Products will be packaged for shipment in accordance with standard industry practices. All transportation, shipping, and insurance costs shall be shipped in accordance with the Customer's instructions and shall be charged to the Customer. If the Customer does not notify Convergent of a preferred freight forwarder, Convergent shall select a freight forwarder to be used for shipment of the Products to the Customer. Risk of loss shall pass to the Customer at the point of delivery to the common carrier at Convergent's facility. However in the event of any shipping damage, Convergent shall be responsible for placing and administering any claims with the freight forwarder or carrier regarding any damages incurred during shipping.

  3.2 TITLE. Title (excluding title to Software Products) shall pass to the Customer at the point of delivery to the common carrier at Convergent's facility.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


      Convergent retains and Customer grants Convergent a purchase money security interest in each of the Products until paid in full.

  3.3 SHIPMENT DATE. Convergent shall use reasonable efforts to ship the Products on the shipment date requested in the Customer's purchase order. Convergent shall not be liable for any loss, expense or damage incurred by the Customer if Convergent fails to meet the specified delivery date. Convergent reserves the right to allocate shipment of Products among its purchasers and to make partial shipments. Notwithstanding the foregoing, partial shipments shall only be made with previous written approval from the Customer.

  3.4 EXPORT. All shipments with destinations outside of the US shall be subject to Convergent's determination that such shipments are in compliance with all applicable export and import regulations. Customer agrees not to indirectly export Products after they have left Convergent's premises without Convergent's approval. For all shipments (both direct and indirect) other than within the US, Customer will be solely responsible for (i) obtaining any license that may be required to export the Products to the country requested (ii) clearing the Products through local customs upon their arrival and (iii) paying all customs duties, taxes and other charges assessed on such imported goods in such country.

  3.5 PROVISION OF SUPPORT SERVICES. In the case of Support Services, Convergent shall use reasonable efforts to provide Support Services on the date required to meet the service level documented in the Support Services description purchased by the Customer.

4. RESCHEDULING AND CANCELLATION OF ORDERS

  4.1 Product Rescheduling. Upon written notice to Convergent provided at least [**] days' prior to the scheduled ship date, the Customer may reschedule the delivery of any Products scheduled for shipment by up to [**] days at no charge. Acceptance of the Customer's request to reschedule any delivery with less than [**] days' prior written notice to Convergent shall be at the sole discretion of Convergent.

5. PRICES

  5.1 Price List. During the term of this Agreement, the Customer shall be entitled to purchase the Products and Support Services at the prices set forth in Convergent's US Price List, an example of which is attached hereto as Exhibit B, applicable to each particular Product, less a [**]% discount on Convergent manufactured Hardware and set forth in the purchase order and accepted in writing by Convergent. All prices set forth in Convergent's US Price List are exclusive of any applicable value added, excise, sales, use or consumption taxes, customs duties or other governmental charges.

  5.2 PRICE INCREASE/DECREASE. In the event of a Convergent price increase, all Products and Support Services ordered on or after the effective date of such price increase shall be filled at the new higher price. Convergent will provide the Customer with written notice of any price increase 30 days prior to the effective date of such price increase. Convergent shall, however, honor all written and accepted Customer purchase orders for the Products and Support Services received by Convergent prior to the announcement of the price increase at the

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


      prices in effect as of the date the order was received, but only if the Customer requests Convergent to ship the Products or provide Support Services within 30 days after the effective date of the price increase. In the event of a change of control of Convergent, as defined by the sale of all or substantially all of Convergent's assets or stock, Global will maintain its then-current pricing for a period of three years. Any price decreases will be effective immediately.

  5.3 [**]. During the term of this Agreement, Convergent will provide [**] those [**] to any [**] for the [**]. In the event that Convergent [**], Convergent will [**] after that date.

6. PAYMENT

  6.1 Product Payment Terms. Convergent shall invoice the Customer upon shipment of the Products. The Customer shall pay all invoices in US dollars within 30 days of receipt. All such invoices will be payable by check or wire transfer, in United States dollars, as indicated on the invoice. In the event that the Customer fails to make any payment when due, Convergent may withhold further shipments until such time as the past-due payment is made, and may require that subsequent orders be paid in full prior to shipment.

  6.2 SERVICE PAYMENT TERMS. Convergent shall invoice the Customer one year in advance for a Hardware Products Services contract. For Hardware Service performed on a time and materials basis, the Customer will be billed after the service is performed. For a Software Products Maintenance contract, the Customer will be billed one year in advance. Installation and Training Services will be billed after completion. All such invoices will be payable by check or wire transfer, in United States dollars, as indicated on the invoice. In the event that the Customer fails to make any payment when due, Convergent may withhold further Support Services until such time as the past-due payment is made, and may require that subsequent orders be paid in full prior to provision of Support Services.

  6.3 TAXES AND OTHER LEVIES. The Customer shall pay all municipal, state, county or federal taxes including, but not limited to, sales, use, excise, value added or other taxes which may be levied upon the sale, license or transfer, ownership or installation of the Products except for any taxes imposed upon the income of Convergent.

7. CHANGES / AVAILABILITY OF PRODUCTS AND SUPPORT SERVICES

  7.1 Discontinuation of Hardware. Convergent shall promptly inform the Customer as soon as is reasonably practicable after Convergent schedules discontinuance of any Product or Support Services on its US Price List. Convergent, in its sole discretion, may modify its US Price List at any time. Convergent agrees to offer maintenance and support for any discontinued Hardware Product for a period of [**] months from the last date of shipment of the discontinued product. Convergent also agrees to offer to the Customer a one-time buy-out of spare parts for any discontinued Hardware Product for a period of [**] days following the announcement of any discontinuance, subject to component availability.

  7.2 SOFTWARE UPGRADES. Convergent shall promptly notify the Customer of Software Product upgrades. Convergent will continue to offer maintenance on its Software Products for its current major release and the release immediately prior to its current release. Convergent shall provide software upgrades to software purchase by Customer which contain fixes to product abnormalities during the life of the product at no charge.

  7.3 PRODUCT CHANGES. At any time prior to delivery, Convergent may make changes in the Products in whole or in part to be supplied to the Customer hereunder to include electrical or mechanical design refinements that Convergent deems appropriate, or as required by law or concerns of safety, without obligation to modify or change any Product previously delivered or to supply Products in accordance with earlier specifications.



8. SOFTWARE LICENSE AGREEMENT

This software license ("Software License") shall govern the licensing of all software, accompanying user manuals, on-line help services, Convergent web site and other instructions (collectively "the Software") provided to the Customer by Convergent. The Software provided under this Software License is proprietary to Convergent and to the third parties from which Convergent has acquired license rights. Convergent will not grant a Software License whatsoever, either explicitly or implicitly, except by acceptance of an order for Convergent Products. Each Software License is subject to the following restrictions.

  8.1 TITLE. Title of the Software does not pass to the Customer. Subject only to the Software License specifically granted herein and agreements with third parties from which Convergent has acquired license rights, Convergent is the sole owner of all rights, title and interest, including all copyrights, patents, trademarks, industrial designs, trade names, trade secrets and other intellectual property rights in the Software Products.

  8.2 NONEXCLUSIVE LICENSE. Subject to the provisions of this Section, Convergent grants to the Customer a nonexclusive, non-transferable license to use the object code form of the Software Products solely for the Customer's internal business purposes, including, without limitation, in conjunction with the Customer's provision of services to its customers. Use of the Software shall be limited to use on Convergent Products.

  8.3 REPRODUCTION OF SOFTWARE. The Software Products are copyrighted and the Customer is only authorized to reproduce one copy of the Software Products solely for back-up purposes. The Customer is hereby prohibited from otherwise copying, reverse engineering, decompiling or disassembling the Software Products or incorporating in whole or any part in any other product or creating derivative works based on all or any part of the Software Products. The Customer is not authorized to license others to reproduce any copies of the Software Products, except as expressly provided in this Agreement.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



  8.4 COPYRIGHT NOTICES. The Customer agrees to ensure that all copyright, trademark and other proprietary notices within or affixed to the Software Products will not be removed or modified.

  8.5 NON-TRANSFERABILITY OF RIGHTS. The rights and licenses granted to the Customer with respect to any Software Product furnished by Convergent may not be sold, licensed, sublicensed, rented, assigned or otherwise transferred to another party without the prior written consent of Convergent, except in the event that the Customer sells all or substantially all of its stock or assets to a third party.

  8.6 THIRD PARTY SOFTWARE. Third party owners from which Convergent has acquired license rights to software that is incorporated into Convergent Products shall have the right to enforce the provisions of this license against the Customer.

  8.7 TERMINATION OF LICENSE. Upon the effective date of a termination of this Agreement by Convergent for a breach by the Customer, the Software License granted to the Customer under this Agreement shall terminate and the Customer shall immediately discontinue use of the Software and all copies and documentation thereof and return all copies and documentation to Convergent.

9. SUPPORT SERVICES.

Purchase of Support Services, including Installation, Training, Hardware Service, Software Maintenance and Professional Services will be subject to the terms and conditions of this Agreement and a Customer purchase order for Support Services that has been accepted by Convergent. Current Support Services descriptions are provided in Appendix C. Support Services may be provided Convergent or a party authorized by Convergent to furnish Support Services.

  9.1 Warranty Services. During the warranty period, Convergent will provide the Customer with Support Services for both Hardware and Software Products without additional charge as described in Section 10. This will include Maintenance revisions and updates for the Software Products currently licensed by the Customer.

  9.2 HARDWARE SERVICE. During or after the warranty period, the Customer may elect to purchase Hardware Services from Convergent pursuant to Convergent's then current programs and US Price List.

  9.2 SOFTWARE MAINTENANCE. During or after the warranty period, the Customer may purchase Software Maintenance Services for revisions and updates to the Software Products licensed by the Customer subject to the US Price List.

  9.3 INSTALLATION SERVICES. Convergent will provide Installation Services for Convergent Products at the US Price List.

  9.4 TRAINING SERVICES. Convergent will provide Global with one student day of [**] training at Convergent's headquarters, subject to class schedules, for each $[**] of expenditures. Additional Training Services are available at at Convergent's US Price List.

  9.5 PRODUCT ELIGIBILITY. To be eligible for Support Services, Hardware Products must be in good operating condition at revision levels specified by Convergent and Software Products must be at the then current or immediately preceding revision level.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



  9.6 RELOCATION OF PRODUCTS. Relocation of Products for which Convergent is providing Support Services is the sole responsibility of the Customer and may result in adjustment to the price for Support Services and changes to Service response times. If such Products are relocated to another country or remote location, continued Support Services is subject to availability from Convergent or an authorized dealer of Convergent.

  9.7 HAZARDS. The Customer agrees to inform Convergent in advance if furnishing the Support Services will be in an environment that could pose a health or safety hazard to Convergent employees or subcontractors.

  9.8 REPLACEMENT PARTS AND SERVICE TOOLS. All failed parts recovered during a Service call become the property of Convergent. Replacement parts may be refurbished or contain refurbished components. Diagnostics, documentation, spare parts, tools test equipment and other material used in the performance of Support Services may be furnished by Convergent, already in the Product, or kept at the Customer's facility. Convergent grants no title or license to such material and it remains the exclusive property of Convergent. Customer agrees to allow Convergent immediate access to and recovery of all such material at Convergent's request.

  9.9 LIMITATIONS. Convergent Support Services and Maintenance does not apply to any Hardware or Software Products that have been: a.) altered, except by Convergent, b.) damaged as a result of use in conjunction with another vendor's product, or c.) damaged by an improper environment, abuse, misuse, accident or negligence.

10.  LIMITED WARRANTY

  10.1 Product Warranty. Hardware Products and media are warranted to be free from defects in material and workmanship during the Warranty Period (as defined below). Hardware and Software Products are warranted to conform substantially to Convergent's then current (as of the date of Convergent's product shipment) published user documentation and release notes during the Warranty Period. The Warranty Period is [**] for Hardware Products manufactured by Convergent and for Software Products and the original manufacturer's warranty period for Hardware Products not manufactured by Convergent. A description of Warranty Service is provided in Exhibit C. Support Services beyond these periods or service levels will be available at additional cost under a Support Services Agreement. The warranty shall commence upon shipment.

  10.2 PRODUCT WARRANTY CLAIMS. Convergent shall incur no liability under this warranty if the Customer fails to provide Convergent with notice of the alleged defect during the applicable warranty period. Notice of a product warranty claim shall be given by the Customer using the procedure and contact numbers posted on the Support Services section of the Convergent web site on the day the alleged defect occurs. After receiving such notice, Convergent's Support Services personnel will notify the Customer of its designation of one of the following problem resolution methods. In either case, the Customer must receive a valid return material authorization number from Support Services personnel. a.) Advance
       Replacement: If the alleged defect occurs within 30

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

       days of Product shipment, Convergent will provide an advance replacement Product to the Customer within one business day. The allegedly defective goods must be returned to Convergent within five days of receipt of the replacement product and in accordance with Convergent's warranty repair procedures discussed in 10.6 below. b.) Return to Factory: If the alleged defect occurs more than 30 days after Product shipment, the Product should be returned to Convergent which will return the Product to the Customer within 10 business days from the date of receipt of the Product at the designated Convergent repair facility. Convergent shall incur no liability under warranty if Convergent's tests disclose that the alleged defect is due to causes not within Convergent's reasonable control, including alteration or abuse of the goods.

  10.3 SUPPORT SERVICES WARRANTY. Support Services are warranted to be performed in a professional and workmanlike manner.

  10.4 SUPPORT SERVICES WARRANTY CLAIMS. Convergent shall incur no liability under this warranty if the Customer fails to provide Convergent with notice of the alleged defect in Support Services fulfillment within 15 business days of the alleged occurrence. Notice shall be given by the customer using the procedure and contact numbers posted in the Support Services section of the Convergent web site on the day the alleged defect occurs. After receiving such notice, Convergent's Support Services Personnel will notify the Customer of the plan of action that will be used to investigate and correct the alleged defect.

  10.5 CONVERGENT'S LIABILITY. Convergent's liability for breach of warranty hereunder, and end user's sole and exclusive remedy, shall be limited to the express remedies set forth in this Convergent's Product Warranty.

  10.6 DISCLAIMER OF WARRANTIES. CONVERGENT MAKES NO OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, REGARDING PRODUCTS AND SUPPORT SERVICES. ALL OTHER WARRANTIES AS TO THE QUALITY, CONDITION, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT ARE EXPRESSLY DISCLAIMED.

  10.7 LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE RESPONSIBLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGE, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR DAMAGES TO BUSINESS OR BUSINESS RELATIONS, WHETHER OR NOT ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES THE FOREGOING LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF ANY EXCLUSIVE REMEDIES.

  10.8 WARRANTY REPAIR (ADVANCE REPLACEMENT/RETURN TO FACTORY). During the warranty period, Convergent will provide an advance replacement of a defective Product. In the event an advance replacement is provided, the Customer must return the alleged defective Product to Convergent within five days of receipt of the replacement product. If the alleged defective Product is not returned within this time period, Convergent will bill the end user for the Product at list price. The warranty period for the replaced Product shall be [**] days or the remainder of the warranty period of the original unit, whichever is greater. Convergent will ship surface freight. Expedited freight is at the Customer's expense.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

  10.9 OUT-OF-WARRANTY REPAIR (HARDWARE). Convergent will either repair or, at its option, replace defective Hardware Products not covered under Product warranty within 15 business days from the date the Product was received at the designated Convergent repair facility. Repair charges are available from Support Services personnel upon request. The warranty on a serviced Product is [**] days from date of shipment of the serviced unit. Out-of-warranty repair charges are based upon the prices in effect at the time of return.

  10.10 During the warranty period, Convergent shall provide Customer with hardware and software support, advanced replacements, and any other services needed to maintain a [**]% service up time. Should an outage be caused by a failure of customer, customer shall reimburse Convergent for all out of pocket and hourly expenses at Convergent's standard rate. If any problems are determined to be caused by failure of hardware or software that is under Convergent's warranty, then there shall be no charge for such support.

11.  INTELLECTUAL PROPERTY RIGHTS

        Except as described in this Agreement Convergent does not grant and the Customer acknowledges that it shall have no right, license or interest in any of the patents, copyrights, trademarks, or trade secrets owned, used or claimed now by Convergent. All applicable rights to such patents, copyrights, trademarks, and trade secrets are and will remain the exclusive property of Convergent, or the third parties from which Convergent has acquired license rights, subject to the rights expressly granted to the Customer by this Agreement. Title to and ownership of the intellectual property rights contained in the Products or any part of the Products or fulfillment of Support Services or Convergent's confidential information shall remain Convergent's property.

12. PATENT AND COPYRIGHT INDEMNIFICATION

  12.1 Convergent agrees to indemnify and hold the Customer harmless from and against all claims and judicial or governmental determinations that the Products and Support Services as delivered by Convergent under this Agreement infringe or misappropriate any United States patent rights, copyrights, trade secrets, or trademarks. Convergent shall assume the defense of any such claim regardless as to its ultimate validity, of infringement or misappropriation brought against the Customer in the United States by counsel retained at Convergent's own expense, provided that the Customer promptly notifies Convergent in writing of such claim or the commencement of any such suit, action, proceeding or threat covered by this Section. Convergent shall maintain sole and exclusive control of the defense and/or settlement of any such claim and the Customer shall cooperate in the defense of such claim.

  12.2 Regardless of any other provisions of this Agreement, this Section shall not apply a.) to any designs, specifications or modifications originating with or requested by the Customer, or b.) to the combination of any Product with other equipment, software or products not supplied by Convergent if such infringement or misappropriation would not have occurred but for such combination, or c.) the

       Customer's failure to install an update provided at no additional charge, where the update would have avoided the infringement claim.

  12.3 THIS SECTION 12 STATES CONVERGENT'S ENTIRE LIABILITY TO THE CUSTOMER AND THE CUSTOMER'S SOLE REMEDY FOR ANY INFRINGEMENT OR MISAPPROPRIATION OF ANY PATENT RIGHTS, COPYRIGHTS, TRADE SECRETS, TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS.

13. GENERAL INDEMNITY

       Each party agrees to indemnify and hold harmless the other party (including their directors, officers, employees, agents, representatives, affiliates, and subcontractors) from and against any claims, damages and liabilities, including reasonable attorney's fees, asserted by any person or entity due to personal injury (including death) or tangible property damage to the extent resulting from any negligent act or omission of such party; provided, however, that such party shall not be liable for that portion of liabilities which are caused by the sole negligence of the other party.

14.  LIMITATION OF LIABILITY

       IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY PUNITIVE DAMAGES OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, OF ANY KIND WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, LOSS OF GOODWILL, LOSS OR DAMAGED DATA OR SOFTWARE (EXCEPT IN THE CASE OF SOFTWARE, AS STATED IN CONVERGENT'S WARRANTY FOR SOFTWARE), LOSS OF USE OF THE PRODUCTS, DOWNTIME OR COSTS OF SUBSTITUTE PRODUCTS OR EQUIPMENT) ARISING FROM THE SALE AND DELIVERY OF THE PRODUCTS FULLFILLMENT OF SUPPORT SERVICES OR ANY OTHER ACT OF EITHER PARTY IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NO LIMITATION AS TO DAMAGES FOR PERSONAL INJURY (INCLUDING DEALTH) OR TANGIBLE PROPERTY DAMAGE IS HEREBY INTENDED. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES AND THE ABOVE EXCLUSION OR LIMITATION MAY NOT APPLY.


15.  CONFIDENTIALITY

  15.1 Definition. For purposes of this Agreement, confidential information ("Confidential Information") shall mean all information (i) identified in written or oral format by the disclosing party as confidential, trade secret or proprietary information and, if disclosed orally, summarized in written format within 10 days of disclosure and (ii) the terms and conditions of this Agreement.

  15.2 EXCLUSIONS. Notwithstanding the foregoing, Confidential Information shall not include any information that the receiving party can show: a.) is now or subsequently becomes legally and publicly available without breach of this Agreement by the receiving party, b.) was rightfully in the possession of the receiving party without any obligation of confidentiality prior to receiving it from the disclosing party, c.) was rightfully obtained by the receiving party from a source other than the disclosing party without any obligation of confidentiality, d.) was developed by or for the receiving party independently and without reference to any Confidential Information and such independent development can be shown by documentary evidence, or e.) is disclosed pursuant to an order of a court or governmental agency as so required by such order, provided that the receiving party shall first notify the disclosing party of such order and afford the disclosing party the opportunity to seek a protective order relating to such disclosure.

  15.3 USE OF CONFIDENTIAL INFORMATION. Both parties agree not to use such Confidential Information except in their performance under this Agreement. In addition, both parties shall treat and protect such information in the same manner as it treats its own information of like character, but with not less than reasonable care. Both parties agree to take appropriate measures by instruction and written agreement prior to disclosure of Confidential Information to their employees to prevent unauthorized use or disclosure. The obligations of this Section with regard to Confidential Information shall continue for a period of three years after termination or expiration of this Agreement, except that the period with respect to any Confidential Information identified, as a trade secret shall be perpetual. Confidential Information must be returned by the receiving party upon termination or expiration of this Agreement.

  15.4 BREACH OF CONFIDENTIALITY. In the event of a breach of any of the foregoing provisions, both parties agree that the harm suffered by the disclosing party would not be compensable by monetary damages alone and, accordingly, that the disclosing party shall, in addition to other available legal or equitable remedies, be entitled to an injunction against such breach.

16. TERMINATION

  16.1 Termination for Breach. If either party is in breach of this Agreement, it shall give the other 30 days' prior written notice to cure such breach. If such breach has not been cured within such 30 day period, then this Agreement may be terminated by the non-breaching party upon ten days written notice. If the Customer is in breach of the Section 8 entitled Software License Agreement, and fails to cure such breach within five days of notice, Convergent shall have the right to immediately terminate this Agreement.

  16.2 TERMINATION FOR CAUSE. This Agreement may be terminated for cause by either party in the event that the other party: a.) shall become insolvent; b.) commits an act of bankruptcy; c.) seeks an arrangement or compromise with its creditors under any statute or otherwise; d.) is subject to a proceeding in bankruptcy, receivership, liquidation or insolvency and same is not dismissed within 30 days; e.) makes an assignment for the benefit of the creditors; f.) admits in writing its inability to pay its debts as they mature; or g.) ceases to function as a going concern or to conduct its operations in the normal course of business.

  16.3 CONTINUING OBLIGATIONS. The termination or expiration of this Agreement shall in no case relieve either party from its obligation to pay to the other any sums accrued under this Agreement prior to such termination or expiration.

17. PUBLIC DISCLOSURE

       Upon execution of this Agreement any purchase order similar to the form attached as Exhibit A, Customer agrees to work with Convergent to make a public announcement of the Customer's purchase of Product and Support Services from Convergent. The Customer will also be willing to act as a referral for Convergent.

18. GENERAL

  18.1 Entire Agreement; Amendment; Authorized Personnel. This Agreement supersedes all prior and contemporaneous agreements, representations, warranties and understandings and contains the entire agreement between the parties. No amendment, modification, termination, or waiver of any provision of this Agreement or consent to any departure from this Agreement shall be effective unless it is in writing and signed by a duly authorized representative of each party. No failure or delay on the part of either party in exercising any right or remedy under this Agreement shall operate as a waiver of such right or remedy.

  18.2 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, but neither party shall have the right to assign or otherwise transfer its rights under this Agreement without receiving the express prior written consent of the other party, such consent not to be unreasonably withheld. Either party may, however, assign this Agreement in the event of a sale of all or substantially all of such party's assets or stock to which assignment the both parties consent to now.

  18.3 NOTICES. All notices, requests, demands, and other communications provided for under this Agreement shall be in writing and in English to be sent by registered or certified mail, postage prepaid, to the receiving party at its address as set forth in this Agreement or to any other address that the receiving party may have provided to the sending party in writing. When feasible, any such notice, request, demand or other communication shall also be transmitted by facsimile as follows or to such other facsimile number as provided by the receiving party in writing: The Customer's Facsimile Number: (617) 507-5211 ATTN: Bill Rooney. Convergent's facsimile number: (978) 323-3500. ATTN: General Counsel. Any notice, request, demand or other communication sent by facsimile will be deemed to have been received on the day it is sent. Any notice, request, demand or other communication sent by registered or certified mail will be deemed to have been received on the seventh business day after its date of posting, unless it is sent by facsimile prior to such seventh business day.

  18.4 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

  18.5 U.S. GOVERNMENT RESTRICTED RIGHTS. The Products are provided with Restricted and Limited Rights. Use, duplication or disclosure by the Government is subject to restrictions as set forth in FAR 52.227-14 (June
       1987), Alternate III(g)(3) (June 1987), FAR 52.227-19 (June 1987), or
       DFARS 52.227-7013 (c)(1)(ii) (June 1988), as applicable. The Contractor/Manufacturer is Convergent Networks, Inc., 900 Chelmsford Street, Tower Three, Lowell, MA 01851. In the event the Government seeks to obtain the Programs pursuant to standard commercial practice, this Agreement, instead of the noted regulatory clauses, shall control the terms of the Government's license.

  18.6 COUNTERPARTS; SEVERABILITY; AND HEADINGS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. The provisions of this Agreement are declared to be severable. In the event that any provision contained in this Agreement shall be held to be unenforceable or invalid, the remaining provisions shall be given full effect, and the parties agree to negotiate, in good faith, a substitute valid provision that most nearly approximates the parties' intent. The failure of either party in any one or more instances to enforce any of the terms of this Agreement shall not be construed as a waiver of future enforcement of that or any other term. Headings in this Agreement are included for reference only and shall not constitute a part of this Agreement for any other purpose.

  18.7 EXCUSABLE DELAYS. Neither party shall be held responsible for any delays or failure in performance caused in whole or in part by fires, strikes, floods, embargoes, labor disputes, delays or failures of subcontractors, acts of sabotage, riots, accidents, delays of carriers, voluntary or mandatory compliance with any governmental act, regulation or request, acts of God or by public enemy, or any other causes beyond the party's reasonable control. If such contingency shall occur, the defaulting party may elect to either (a) suspend this Agreement for the duration of the delaying cause, or (b) extend the duration of this Agreement by the length of time the contingency endured, or the non-defaulting party may terminate this Agreement upon giving ninety (90) days prior written notice.

  18.8 SURVIVAL. The parties agree that the provisions of the following Sections shall survive the expiration or earlier termination of this Agreement for any reason: Software License Agreement, Patent and Copyright Indemnification, Limitation of Liability, and Confidentiality.


          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the effective date written below.


          Convergent Networks, Inc:    The Customer

          /s/ John C. Thibault         /s/ Frank T. Gangi
          --------------------         ------------------
          Signature, Name and Title    Signature, Name and Title

EXHIBIT A
                             Purchase Order Between
                          Convergent Networks, Inc. and
                                   (Customer)

PROJECT TITLE:
              --------------------------
CITY/LOCATION:
              --------------------------

Customer Information:
   Customer:                            Convergent Account Manager:
   Customer Contact:                    Purchase Order No.:
   Customer Tel:                        Purchase Order Date:
   Customer FAX:                        Required Delivery Date:
                                        Quotation No.:

Billing Information:
   Company:                             Company:
   Address:                             Address:

   Attention:                           Attention:
   Telephone:                           Telephone:
                                        Shipping Method:


                 Product
                 Information:
        Product     Product Code       Quantity    List Price            Discount                Total Cost
------------------------------------------------------------------------------------------------------------------



----------------------------------------------

        Total:

        Maintenance:
        Installation:
        Total Service:
        Taxes:
----------------------------------------------
Grand Total:


Signature:
          ------------------------------------

Appendix C
----------

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

1. Warranty Service

Warranty Service

  1.1 Description. Hardware and Software Products are warranted to conform substantially to Convergent's then current (as of the date of Convergent's Product shipment) published user documentation and release notes during the Warranty Period.

  1.2  Pre-conditions. Warranty starts at the date of shipment.

  1.3 Intended Customers. Customers buying new Convergent Hardware and Software Products.

  1.4 Term. The term of Warranty Service is [**] for Hardware Products manufactured by Convergent, the original manufacturer's warranty for hardware not manufactured by Convergent and [**] days on Software Products.

  1.5 Delivery. For Software Products, Convergent will provide on-line access to maintenance releases and unrestricted access 7x24x365 to Technical Assistance Center ("TAC") phone support and to web-based FAQs. For Hardware Products for the first 30 days Warranty Service provides next business day advance exchange of defective hardware. If the alleged defect occurs more than 30 days after Product shipment, the Product should be returned to Convergent which will return the Product to the Customer within 10 business days from the date of receipt of the Product at the designated Convergent repair facility.

  1.6 Exclusions. Software Warranty Service is limited to maintenance updates for Customer-purchased base software and associated features and does not entitle the Customer to receive any new Software features, major or minor releases that may become available during the warranty period.

  1.7 Availability .Warranty Service is available upon shipment of Products. See "Pre-conditions" above.

2. Software Maintenance Service

  2.1 Description. Extends software support beyond the standard 90 day Warranty. This contracted support includes major and minor releases of ICS, ICView, SMG, and ICDR base software and previously purchased ICS feature sets that are released during or after the warranty period, plus:

          a. Phone support via the Convergent TAC
          b. Web-based FAQs
          c. The Convergent on-line knowledge base
          d. Bug tracking module
          e. Access to Product change notices
          f. On-line case management and ticket tracking

  2.2  Pre-conditions. None

  2.3 Intended Customers. All Customers that want to upgrade their Convergent Software Products to the latest revisions.

  2.4  Term. Twelve month contract renewable annually.

  2.5  Delivery. Access is 7x24x365 via on-line access and phone support.

  2.6 Exclusions. Software Maintenance Service is limited to Customer purchased Software Products and associated features.

  2.7  Price. Subject to the most recently published US Price List.

  2.8 Availability. During or after the Warranty Period the Customer may elect to purchase Software Maintenance Service.

3. Hardware Services

  3.1 Description. Hardware Services are intended to support the Customer's Hardware and Software Products after the Warranty Period. Hardware Services includes all Software Maintenance Service features plus:

      - Next business day advance exchange hardware replacement
      - Phone support via the Convergent TAC
      - Web-based FAQs
      - The Convergent on-line knowledge base
      - Bug tracking module
      - Access to Product change notices
      - On-line case management and ticket tracking

  3.2  Pre-conditions. None

  3.3 Intended Customers. Customers that want 24 hour delivery services to replace their defective Convergent hardware.

  3.4  Term. Twelve month contract renewable annually.

  3.5  Delivery. Access is 7x24x365 via on-line access and phone support.

  3.6 Exclusions. See Software Maintenance Service exclusions. 24 hour delivery is for defective piece parts and not fully configured replacement units.

  3.7  Price. Subject to the most recently published US Price List.

  3.8 Availability. During or after the Warranty Period the Customer may elect to purchase Hardware Services.

4. Training Service

  4.1 Description. Training Service provides comprehensive training courseware to operate the Customer's new or existing Convergent equipment. Current courses include:

      - ICS2000 Installation, Operations, and Maintenance
      - Instructor-led lecture and labs covering ICS hardware and software, SMG, ICView, and ICDR.

  4.2 Pre-conditions. Students should have familiarity with the following technologies:

                  -ATM -ISDN -SS7 -VoIP -OC3 -DS3 -xDSL

  4.3 Intended Customers: The intended audience includes personnel with the following job responsibilities:

      - Voice and data networking technicians and engineers
      - Equipment installation
      - Software installation
      - Equipment provisioning/configuring
      - Network problem resolution
      - Network design
      - Network monitoring
      - Billing mediation
      - Network troubleshooting.

  4.4  Term. All courses are five days.

  4.5  Delivery. All classes are scheduled for Lowell, Massachusetts.

  4.6  Price. Subject to the most recently published US Price List.

  4.7 Exclusions. Courses are not intended to provide instruction on basic networking, UNIX or Solaris operating systems, or network performance analysis.

  4.8 Availability. Please contact the Convergent Networks training department to verify course dates and availability:

       Tel: 978-458-5790
       Fax: 978-323-3500
       E- mail: training@convergentnet.com
       -----------------------------------
       Web: http//www.convergentnetcom/training.html
       Courses are subject to a minimum of four and a maximum of six students per class.

5. Standard Installation Services

  5.1 Description. This program includes a project manager, staging and configuration services, design validation, as-built documentation, facilities validation, installation and support for ICS2000, SMG, ICView, and ICDR.

  5.2  Pre-conditions. The customer must provide:

      - Network design documentation
      - Facilities readiness checklist (physical and environmental)
      - Project coordinator
      - Project acceptance signoffs

  5.3  Intended Customers

      - All new Convergent customers
      - Customers that are resourced constrained
      - Customers requiring assistance in staging, configuration and on-site installation

  5.4 Term. The service terminates upon the completion of the acceptance testing defined at the beginning of the project.

  5.5 Delivery. Standard Installation Services are performed at the pre-defined Customer facility by Convergent field specialists at a time mutually agreed between Convergent and the Customer.

  5.6 Exclusions. The following services are NOT included in the Standard Installation Services offering: network design, facilities preparation, management of non-Convergent products, optimization of traffic flow, or additional on-site presence by Convergent field personnel beyond the completion of the Customer acceptance testing. Time and Materials charges may apply for on-site requirements that extend beyond the initial term.

  5.7  Price. Subject to the most recently published US Price List.

  5.8 Availability. Standard Installation Services are available weekdays during normal business hours (8AM to 5PM local time). However, the solution cut over may be performed outside of normal business hours.

6. Managed Project Installation Service

  6.1 Description. This program includes all aspects of Standard Installation Services plus Customer-specific EF &1 work that may include designing, preparing, l cabling, installing, configuring, testing and documenting the Customer's voice and data network.

  6.2  Pre-conditions. The Customer will provide:

      - Project coordinator
      - Project requirements input and documentation
      - Project acceptance signoffs

  6.3 Intended Customers. All Convergent Customers requiring extensive networking design, physical layout, or other customized work and Customers that are resourced constrained.

  6.4 Term. The service terminates upon the completion of the acceptance testing defined at the beginning of the project.

  6.5 Delivery. Managed Project Installation Services are performed at the pre-defined Customer facility by Convergent field specialists at a time mutually agreed upon by Convergent and the Customer.

  6.6 Exclusions. The following services are NOT included in the Managed Project Installation Services offering: management of non-Convergent products, optimization of traffic flow, or additional on-site presence by Convergent field personnel beyond the completion of the Customer acceptance testing. Time and Materials charges may apply for on-site requirements that extend beyond the initial term.

  6.7 Price. Managed Project Installation Services are available weekdays during normal business hours (SAM to 5PM local time). However, the solution cut over may be performed outside of normal business hours.

7. Time and Material Services

  7.1 Description. Time and Material ("T&M") Services are designed for events and incidents that are not covered by other Convergent offerings, or to fit a one-time need for Convergent Customers. This service can cover a broad range of support requirements and typically involves on-site activities.

  7.2  Pre-conditions. Customer defined specifications will include:

      - Problem statement and required solution(s)
      - Appropriate technical documentation and facility access
      - Contact information.

  7.3 Intended Customers. Any Convergent Customer. T&M Services are intended for Customer on-site requirements that are limited in duration.

  7.4 Term. Terminated upon fulfillment of the problem statement as specified by the Customer.

  7.5  Delivery. Mutually defined schedule.

  7.6 Exclusions. Limited to Convergent Products and supported OEMs only. Short-term requirements only. Longer or more complex engagements should be quoted via the Convergent Managed Project Installation Service. T&M billing may apply to site visits that are required for "priority 1" issues that are reported and escalated through the Convergent TAC engineer if the problem is determined to be external to Convergent Products.

  7.7 PRICE. Hourly rates and material used are subject to the most recently published US Price List.

  7.8  AVAILABILITY. Subject to resource and material availability.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

               [LETTERHEAD OF CONVERGENT NETWORKS APPEARS HERE]

July 31, 2000

Frank Gangi
President
Global NAPs
10 Merrymount Road
Quincy, MA 02169

Dear Frank:

As we have discussed, the following clarifies the business agreement between Convergent Networks, Inc. and Global NAPs.

Paragraphs 7.2, 10.8 and 10.10 of our agreement dated May 1, 2000 shall be replaced in entirety by the paragraphs below.

7.2 SOFTWARE UPGRADES. Convergent shall promptly notify the Customer of Software Product upgrades. Convergent will continue to offer maintenance on its Software Products for its current major release and the release immediately prior to its current release. Convergent shall provide upgrades to Software purchased by the Customer that contain fixes to Product abnormalities during the Warranty period.

10.8 WARRANTY REPAIR. During the first 30 days after Product shipment, Convergent will provide an advance replacement of a defective Product. In the event an advance replacement is provided, the Customer must return the alleged defective Product to Convergent within five business days of receipt of the replacement Product. If the alleged defective Product is not returned within this time period, Convergent will bill the Customer for the Product at list price. The Warranty for the replaced Product will be [**] days or the remainder of the Warranty period of the original unit, whichever is greater. Convergent will ship surface freight. Expedited freight is at the Customer's expense.

10.9 During the Warranty period, Convergent shall provide the Customer with Hardware and Software support needed to maintain a [**]% service up time. Should an outage be caused by a failure of the Customer, the Customer shall reimburse Convergent for all out-of-pocket and hourly expenses at Convergent's standard rate. If any problems are determined to be caused by failure of Hardware or Software Products under Convergent's Warranty, then there shall be no charge for such Support Services.

If you agree with the above clarifications, please sign both copies of this letter below, retain one for your files and return one to my attention.

I look forward to seeing you again soon.

Sincerely,

/s/ John C. Thibault
--------------------------
John C. Thibault
Chairman, President and
Chief Executive Officer
Convergent Networks

Agreed:

/s/ Frank Gangi
--------------------------
Frank Gangi
President
Global NAPs